Exhibit 99.1

CONSENT OF DUKE BUCHAN III

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11 (File No. 333-185570), and any amendments thereto, to be filed by Five Oaks Investment Corp.

/s/ Duke Buchan III

Duke Buchan III

Dated: January 11, 2013